                                                                     Exhibit 3-A


                                STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE

      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE 0F DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF ZILA INC. FILED IN THIS OFFICE ON THE FIRST DAY OF SEPTEMBER, A.D. 1988, AT 10 O'CLOCK. A.M.





(Delaware Department of State           s/s
Office of the Secretary of State        ----------------------------------------
Seal)                                   Michael Harkins, Secretary of State

                                        AUTHENTICATION: 1846937
738245027                                        DATE: 09/01/1988

                          CERTIFICATE OF CORRECTION TO
                         CERTIFICATE OF INCORPORATION OF
                                    ZILA INC.
                             DATED SEPTEMBER 1, 1988

      Zila Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, HEREBY CERTIFIES THAT:

      1. The name of the Corporation is Zila Inc.

      2. A Certificate of Incorporation (the "Certificate") dated November 6, 1987 was filed in the office of the Secretary of State of the State of Delaware on November 6, 1987, and filed for recording in the office of the Recorder of Deed for New Castle County, Delaware on November 6, 1987. Section 1 of such Certificate requires correction of punctuation associated with the company's name as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

      3. Section 1 of the Certificate is corrected as follows:

            1. The name of the Corporation is Zila, Inc.

      IN WITNESS WHEREOF, said Corporation has caused this Certificate of Correction to be signed by Joseph Hines, its President, and attested by Clarence
J. Baudhuin, its Secretary, this 31st day of August, 1988.

                                        ZILA INC.

                                        By s/s
                                           -------------------------------------
                                                Joseph Hines, President

ATTEST:


s/s
-------------------------------
Clarence J. Baudhuin, Secretary

                                STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE


      I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF ZILA INC. FILED IN THIS OFFICE ON THE SIXTH DAY OF NOVEMBER, A.D. 1987, AT 10 O'CLOCK A.M.











(Delaware Department of State           s/s
Office of the Secretary of State        ----------------------------------------
Seal)                                   Michael Harkins, Secretary of State

                                        AUTHENTICATION: 1460997
737310027                                        DATE: 11/06/1987

                          CERTIFICATE OF INCORPORATION
                                       OF
                                    ZILA INC.


1. The name of the corporation is:

                                    ZILA INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of capital stock which the Corporation shall have authority to issue is 52,500,000, divided into 50,000,000 shares of common stock of the par value of $.01 per share and 2,500,000 shares of preferred stock of the par value of $.05 per share.

      As to the preferred stock of the Corporation, the power to issue any shares of preferred stock of any class or any series of any class and designations, voting powers, preferences, and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions thereof, shall be determined by the Board of Directors.

      Cumulative voting as provided for by Section 214 of Title 8 of the Delaware Code shall not apply to this Corporation. Preemptive rights as provided for by Section 102(b)(3) of Title 8 of the Delaware Code shall not be granted and are hereby expressly denied.

      The Board of Directors shall have sole authority to create a Stock Option Plan to create and issue any shares of stock of the Corporation, rights or options entitling directors, officers or employees as such of the Corporation of any affiliate thereof to purchase from the Corporation any


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share of its capital stock. The terms of such rights and options, including the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares may be purchased from the Corporation upon the exercise of any such right or option, shall be such as shall be stated in a Stock Option Plan adopted by a resolution of the Board of Directors providing for the creation and issue of such rights or options.

5. The name and mailing address of each incorporator is:

            NAME                    MAILING ADDRESS
            ----                    ---------------
      J. L. Austin                  Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

      M. C. Kinnamon                Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

      T. L. Coles                   Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

6. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is:

            NAME                    MAILING ADDRESS
            ----                    ---------------

      Dr. James E. Tinnell          2225 East Flamingo, #101
                                    Las Vegas, Nevada 89119

      Joseph Hines                  777 East Thomas Road, Suite 250
                                    Phoenix, Arizona 85014

      Clarence J. Baudhuin          777 East Thomas Road, Suite 250
                                    Phoenix, Arizona 85014

      The Board of Directors shall have sole authority to determine the number of Directors serving on the Board, and may increase or decrease the exact number of Directors from time to time


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by resolution duly adopted by such Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

7. The Corporation shall have perpetual existence.

8. The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Delaware. The Board of Directors shall have authority to make, alter or repeal the Bylaws of the Corporation.

9. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

10. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

11. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained herein shall eliminate or limit the liability of a director of the Corporation to the extent provided by applicable laws (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for authorizing the payment of a dividend or repurchase of stock, or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director's term or terms of office.


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12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      The undersigned, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby declare and certify that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 6th day of November 1987.

                                        J. L. Austin
                                        ----------------------------------------

                                        M.C. Kinnamon
                                        ----------------------------------------

                                        T.L. Coles
                                        ----------------------------------------

                                                                   INCORPORATORS

(Received for Record
Nov. 10, 1987
William M. Honey, Recorder)


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